Exhibit 99.1
Tallgrass Energy Partners and Tallgrass Energy GP Report Strong Third Quarter 2015 Results
LEAWOOD, Kan.--(BUSINESS WIRE)--November 4, 2015--Tallgrass Energy Partners, LP (NYSE: TEP) ("TEP") and Tallgrass Energy GP, LP (NYSE: TEGP) ("TEGP") today reported financial and operating results for the third quarter of 2015. TEP and TEGP are collectively referred to as Tallgrass Energy.
“Tallgrass Energy delivered another solid performance for the third quarter of 2015,” said Tallgrass Energy President and CEO David G. Dehaemers Jr. “We increased distributions at both TEP and TEGP while maintaining a very strong balance sheet and healthy distribution coverage. Our low leverage and the relative strength of our equity provide us continued flexibility to fund future growth projects and dropdown transactions. We are especially proud of our performance and strength in the industry given that capital markets are painting all energy companies - particularly MLPs - with a broad negative brush.”
Third Quarter Distributions
Tallgrass Energy Partners, LP
As previously announced, the board of directors of TEP's general partner declared a quarterly cash distribution to partners of $0.60 per common unit for the third quarter of 2015. This quarterly distribution represents $2.40 on an annualized basis and an increase of 46.3 percent from the third quarter of 2014. The quarterly distribution will be paid on Friday, November 13, 2015, to unitholders of record as of the close of business on Friday, October 30, 2015.
Tallgrass Energy GP, LP
As previously announced, the board of directors of TEGP's general partner declared a quarterly cash distribution to Class A shareholders of $0.144 per Class A share for the third quarter of 2015. This quarterly distribution represents $0.576 per Class A share on an annualized basis. The quarterly distribution will be paid on Friday, November 13, 2015, to Class A shareholders of record as of the close of business on Friday, October 30, 2015.

Tallgrass Energy Partners, LP
The financial results for all periods presented in the table below include the applicable results of operations of Trailblazer Pipeline Company LLC, which was acquired by TEP effective April 1, 2014, and our 33.3 percent membership interest in Tallgrass Pony Express Pipeline, LLC (“Pony Express”), which was acquired by TEP effective September 1, 2014. The acquisition of an additional 33.3 percent membership interest in Pony Express effective March 1, 2015, is presented prospectively from the date of acquisition, and as a result, financial information for periods prior to March 1, 2015, have not been recast to reflect the additional 33.3 percent membership interest.
Summary Financial Information

Three Months Ended September 30,	Nine Months Ended September 30,
(in thousands, except coverage and per unit data)	2015	2014	2015	2014

Net income attributable to partners	$42,679	$11,444	$119,897	$43,853
Add:
Interest expense, net of noncontrolling interest	3,872	1,414	11,205	4,848
Depreciation and amortization expense, net of noncontrolling interest	18,826	9,568	57,661	26,246
Non-cash gain related to derivative instruments	(259)	(395)	(218)	(140)
Non-cash compensation expense	734	1,475	3,988	3,724
Non-cash loss from asset sales	—	—	4,483	—
Distributions from unconsolidated investment	—	184	—	1,464
Less:
Equity in earnings of unconsolidated investment	—	—	—	(717)
Non-cash loss allocated to noncontrolling interest	—	—	(9,377)	—
Gain on remeasurement of unconsolidated investment	—	—	—	(9,388)
Adjusted EBITDA	$65,852	$23,690	$187,639	$69,890
Add:
Pony Express preferred distributions in excess of distributable cash flow attributable to Pony Express	—	5,429	—	5,429
Pony Express deficiency payments received, net	8,342	—	12,050	—
Less:
Cash interest expense	(3,518)	(1,008)	(10,031)	(3,875)
Maintenance capital expenditures	(4,659)	(4,182)	(9,237)	(7,654)
Distributions to noncontrolling interest in excess of earnings	(11,520)	—	(22,517)	—
Cash flow attributable to predecessor operations	—	966	—	(3,086)
Distributable cash flow (DCF)	54,497	24,895	157,904	60,704
Less:
Distributions	(48,574)	(21,663)	(133,540)	(55,035)
Amounts in excess of distributions	$5,923	$3,232	$24,364	$5,669
Distribution coverage(1)	1.12	x	1.15	x	1.18	x	1.10	x

Common and subordinated units outstanding(2)	60,578	49,005	60,578	49,005
Distribution per common unit	$0.6000	$0.4100	$1.7000	$1.1150

(1)
Distribution coverage for the nine months ended September 30, 2014, includes the impact of the distributions paid on the 8.05 million units issued on July 25, 2014. Excluding the impact of the distributions paid on the 8.05 million units, coverage would have been 1.17x for the nine months ended September 30, 2014.

(2)
Common and subordinated units outstanding represent the number of units as of the date of record for the third quarter distributions in both 2014 and 2015. All subordinated units converted into common units on February 17, 2015.

Segment Overview
The third quarter 2015 results by segment are summarized below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Natural Gas Transportation & Logistics
Operating income	$10,499	$10,791	$32,989	$32,075
Add:
Depreciation and amortization expense	5,241	6,025	17,066	17,745
Non-cash gain related to derivative instruments	(259)	(395)	(218)	(140)
Other income, net	502	731	1,983	2,400
Segment Adjusted EBITDA	$15,983	$17,152	$51,820	$52,080

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Crude Oil Transportation & Logistics	(in thousands)
Operating income (loss)	$44,069	$(822)	$103,857	$(2,336)
Add:
Depreciation and amortization expense, net of noncontrolling interest	10,323	253	30,752	757
Adjusted EBITDA attributable to noncontrolling interests	(6,866)	547	(5,880)	1,557
Less:
Non-cash loss allocated to noncontrolling interest	—	—	(9,377)	—
Segment Adjusted EBITDA	$47,526	$(22)	$119,352	$(22)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Processing & Logistics	(in thousands)
Operating (loss) income	$(212)	$5,141	$4,508	$14,459
Add:
Depreciation and amortization expense, net of noncontrolling interest	3,262	3,290	9,843	7,744
Non-cash loss from asset sales	—	—	4,483
Distributions from unconsolidated investment	—	184	—	1,464
Adjusted EBITDA attributable to noncontrolling interests	(4)	—	7	55
Segment Adjusted EBITDA	$3,046	$8,615	$18,841	$23,722
The segment reporting in the table above does not include corporate general and administrative costs or intersegment eliminations. The Crude Oil Transportation & Logistics segment includes figures for 2014 although Pony Express Pipeline did not generate revenue during the three or nine month periods ending September 30, 2014.
Adjusted EBITDA in the Natural Gas Transportation & Logistics segment for the third quarter of 2015 was $16.0 million, representing a decrease of $1.2 million as compared to the third quarter of 2014 primarily due to higher operating costs.  Firm contracted transportation capacity of 1,506 MMcf/d for the third quarter of 2015 was comparable to the 1,497 MMcf/d for the third quarter of 2014. When comparing the Natural Gas Transportation & Logistics segment's Adjusted EBITDA for the third quarter of 2015 to its $16.6 million of Adjusted EBITDA for the second quarter of 2015, the decrease of $0.6 million is primarily attributable to higher operating costs.

The Crude Oil Transportation & Logistics segment Adjusted EBITDA was $47.5 million for the third quarter of 2015, representing the operating results of the Pony Express mainline and the lateral in Northeast Colorado, which were placed into commercial service in October 2014 and April 2015, respectively. There were no operating results for the third quarter of 2014 as Pony Express had not yet commenced commercial operations, but distributable cash flow for the third quarter of 2014 includes approximately $5.4 million of preferred distributions received by TEP from Pony Express. When comparing the Crude Oil Transportation & Logistics segment's Adjusted EBITDA for the third quarter of 2015 of $47.5 million to the $46.3 million of Adjusted EBITDA for the second quarter of 2015, the increase of $1.2 million is primarily attributable to increased transportation services revenue due to the lateral in Northeast Colorado being in-service during the entire third quarter of 2015 and the commencement of service for an incremental 10,000 barrels of firm expansion capacity. TEP received distributable cash flow from Pony Express of $43.7 million for its 66.7 percent membership interest for the third quarter of 2015 which is greater than the minimum quarterly preference payment of $36.7 million.
The Processing & Logistics segment generated Adjusted EBITDA of $3.0 million for the third quarter of 2015, representing a decrease of $5.6 million as compared to the third quarter of 2014 and a decrease of $4.1 million as compared to the Adjusted EBITDA of $7.1 million for the second quarter of 2015. The decrease was primarily due to higher costs associated with planned plant downtime for annual maintenance during the third quarter of 2015, lower commodity prices and lower average inlet volumes. Approximate average inlet volumes at the processing facilities were 110 MMcf/day for the third quarter of 2015 as compared to 153 MMcf/day for the third quarter of 2014. A portion of the decrease is attributable to the plant downtime in the third quarter of 2015 which in the previous year occurred in the second quarter.

Tallgrass Energy GP, LP
TEGP's sole cash-generating asset is an approximate 30.35 percent controlling interest in Tallgrass Equity, LLC ("Tallgrass Equity"). Tallgrass Equity's sole cash-generating assets consist of direct and indirect partnership interests in Tallgrass Energy Partners, LP ("TEP"), described below:

•
100 percent of the outstanding membership interests in Tallgrass MLP GP, LLC ("TEP GP"), which owns the general partner interest in TEP as well as all of the TEP incentive distribution rights ("IDRs"). The general partner interest in TEP is represented by 834,391 general partner units, representing a 1.36 percent general partner interest in TEP at September 30, 2015.

•	20,000,000 common units of TEP, representing an approximately 32.57 percent limited partner interest in TEP at September 30, 2015.
Information on distributions to Tallgrass Equity, TEGP and TEGP's Class A shareholders is shown below (in thousands, except coverage and per share data):

Three Months Ended
September 30, 2015

TEP distributions to Tallgrass Equity(1)
General partner interest	$660
IDRs	11,567
TEP common units owned by Tallgrass Equity	12,000
Total TEP distributions to Tallgrass Equity	$24,227
Less:
Cash interest expense attributable to Tallgrass Equity	(1,020)
Cash General and administrative expenses attributable to Tallgrass Equity	(500)
Cash available for distribution by Tallgrass Equity	$22,707
Distributions to TEGP (Class A)	6,872
Distributions to noncontrolling interests (Class B)	15,769
Total cash distributions by Tallgrass Equity	22,641
TEGP
Distributions from Tallgrass Equity	6,872
Less:
Distributions to Class A shareholders	(6,872)
Amounts in excess of distributions	$—
Distribution coverage	1.00

Class A shares outstanding	47,725
Distribution per Class A share	$0.1440

(1)	Represents distributions expected to be received by Tallgrass Equity from TEP on or about November 13, 2015 in connection with TEP's distribution for the quarter ended September 30, 2015.
Conference Call
Please join Tallgrass Energy for a conference call and webcast to discuss third quarter 2015 results at 4 p.m. Central Time on Wednesday, November 4, 2015. Interested parties may listen via a link posted on the Investor Relations section of our website and the replay will be available on our website for at least seven days following the live call.

About Tallgrass Energy Partners, LP
Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. TEP currently provides natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through its Tallgrass Interstate Gas Transmission and Trailblazer Pipeline systems. It provides crude oil transportation to customers in Wyoming, Colorado and the surrounding regions through its membership interest in Tallgrass Pony Express Pipeline. TEP also provides services for customers in Wyoming through Tallgrass Midstream at its Casper and Douglas natural gas processing and its West Frenchie Draw natural gas treating facilities and provides water business services to customers in Colorado and Texas through BNN Water Solutions. TEP’s operations are strategically located in and provide services to certain key United States hydrocarbon basins, including the Denver-Julesburg, Powder River, Wind River, Permian and Hugoton-Anadarko Basins and the Niobrara, Mississippi Lime, Eagle Ford and Bakken shale formations.
About Tallgrass Energy GP, LP
Tallgrass Energy GP, LP (NYSE: TEGP) is a limited partnership that has elected to be treated as a corporation for U.S. federal income tax purposes. TEGP owns a controlling membership interest in Tallgrass Equity, LLC through its role as the sole managing member. Tallgrass Equity, LLC owns, both directly and through its ownership of the general partner of TEP, all of TEP's incentive distribution rights, 100 percent of the general partner interest in TEP and 20,000,000 TEP Common Units.
To learn more, please visit our website at www.tallgrassenergy.com.
TEP's Non-GAAP Measures
Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that TEP management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.
We believe that the presentation of Adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP, nor should Adjusted EBITDA and distributable cash flow be considered alternatives to available cash, operating surplus, distributions of available cash from operating surplus or other definitions in our partnership agreement. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
We define Adjusted EBITDA as net income excluding the impact of interest, income taxes, depreciation and amortization, non-cash income or loss related to derivative instruments, non-cash long-term compensation expense, impairment losses, gains or losses on asset or business disposals or acquisitions, gains or losses on the repurchase, redemption or early retirement of debt, and earnings from unconsolidated investments, but including the impact of distributions from unconsolidated investments. We define distributable cash flow as Adjusted EBITDA, plus preferred distributions received from Pony Express in excess of its distributable cash flow attributable to our net interest and adjusted for deficiency payments received from or utilized by Pony Express shippers, less cash interest expense, maintenance capital expenditures, and distributions to noncontrolling interests in excess of earnings allocated to noncontrolling interests. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Summary Financial Information" above.

Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the funding of future growth projects and dropdown transactions. Forward looking statements may also include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of TEP, TEGP and their subsidiaries, including: the ability to pursue expansions and other opportunities for incremental volumes; natural gas and crude oil production growth in TEP's operating areas; expected future benefits of acquisitions or expansion projects; timing of anticipated spending on planned expenses and maintenance capital projects; and distribution rate and growth, including variability of quarterly distribution coverage. These statements are based on certain assumptions made by TEP and TEGP based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TEP and TEGP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to TEP and TEGP’s financial performance and results, availability of sufficient cash flow to pay distributions and execute their business plans, the demand for natural gas storage, processing and transportation services and for crude oil transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas or transporting crude oil and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP and TEGP with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TEP and TEGP do not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Tallgrass Energy Partners, LP Financial Statements
TALLGRASS ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2015	December 31, 2014
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$18,705	$867
Accounts receivable, net	52,926	39,768
Receivable from related party	—	73,393
Gas imbalances	862	2,442
Inventories	14,132	13,045
Derivative assets at fair value	218	—
Prepayments and other current assets	3,678	2,766
Total Current Assets	90,521	132,281
Property, plant and equipment, net	1,948,821	1,853,081
Goodwill	343,288	343,288
Intangible asset, net	98,502	104,538
Deferred financing costs, net	4,496	5,528
Deferred charges and other assets	15,649	18,481
Total Assets	$2,501,277	$2,457,197
LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$19,627	$62,329
Accounts payable to related parties	3,672	3,915
Gas imbalances	2,629	3,611
Accrued taxes	16,624	3,989
Accrued liabilities	8,736	9,384
Deferred revenue	19,786	5,468
Other current liabilities	3,664	7,872
Total Current Liabilities	74,738	96,568
Long-term debt	696,000	559,000
Other long-term liabilities and deferred credits	5,461	6,478
Total Long-term Liabilities	701,461	565,478
Commitments and Contingencies
Equity:
Common unitholders (60,576,357 and 32,834,105 units issued and outstanding at September 30, 2015 and December 31, 2014, respectively)	1,625,516	800,333
Subordinated unitholder (0 and 16,200,000 units issued and outstanding at September 30, 2015 and December 31, 2014, respectively)	—	274,133
General partner (834,391 units issued and outstanding at September 30, 2015 and December 31, 2014)	(352,478)	(35,743)
Total Partners’ Equity	1,273,038	1,038,723
Noncontrolling interests	$452,040	$756,428
Total Equity	$1,725,078	$1,795,151
Total Liabilities and Equity	$2,501,277	$2,457,197

TALLGRASS ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands, except per unit amounts)
Revenues:
Sales of natural gas, NGLs, and crude oil	$20,252	$49,130	$62,132	$141,887
Natural gas transportation services	29,431	30,745	90,620	95,418
Crude oil transportation services	81,928	—	206,331	—
Processing and other revenues	6,557	10,078	26,730	24,747
Total Revenues	138,168	89,953	385,813	262,052
Operating Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	18,186	45,767	54,959	131,187
Cost of transportation services (exclusive of depreciation and amortization shown below)	14,862	3,329	39,069	13,734
Operations and maintenance	14,071	9,961	36,054	28,029
Depreciation and amortization	20,802	10,071	61,762	27,905
General and administrative	11,807	7,448	37,947	21,221
Taxes, other than income taxes	5,521	1,797	16,547	5,392
Loss on sale of assets	—	—	4,483	—
Total Operating Costs and Expenses	85,249	78,373	250,821	227,468
Operating Income	52,919	11,580	134,992	34,584
Other (Expense) Income:
Interest expense, net	(3,871)	(1,058)	(11,204)	(4,492)
Gain on remeasurement of unconsolidated investment	—	—	—	9,388
Equity in earnings of unconsolidated investment	—	—	—	717
Other income, net	502	731	1,983	2,400
Total Other (Expense) Income	(3,369)	(327)	(9,221)	8,013
Net income	49,550	11,253	125,771	42,597
Net (income) loss attributable to noncontrolling interests	(6,871)	191	(5,874)	1,256
Net income attributable to partners	$42,679	$11,444	$119,897	$43,853
Allocation of income to the limited partners:
Net income attributable to partners	$42,679	$11,444	$119,897	$43,853
Predecessor operations interest in net loss (income)	—	1,134	—	(1,508)
General partner interest in net income	(12,146)	(1,435)	(30,614)	(2,912)
Common and subordinated unitholders' interest in net income	30,533	11,143	89,283	39,433
Basic net income per common and subordinated unit	$0.50	$0.24	$1.54	$0.92
Diluted net income per common and subordinated unit	$0.50	$0.23	$1.52	$0.90
Basic average number of common and subordinated units outstanding	60,576	46,855	57,917	42,770
Diluted average number of common and subordinated units outstanding	61,536	47,948	58,884	43,771

TALLGRASS ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2015	2014
	(in thousands)
Cash Flows from Operating Activities:
Net income	$125,771	$42,597
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	64,624	28,946
Gain on remeasurement of unconsolidated investment	—	(9,388)
Noncash compensation expense	3,988	3,724
Loss on sale of assets	4,483	—
Changes in components of working capital:
Accounts receivable and other	(11,538)	2,592
Gas imbalances	388	1,392
Inventories	(5,265)	(4,661)
Accounts payable and accrued liabilities	6,786	(14,990)
Deferred revenue	13,995	1,459
Other operating, net	(5,748)	(4,427)
Net Cash Provided by Operating Activities	197,484	47,244
Cash Flows from Investing Activities:
Capital expenditures	(65,146)	(642,216)
Acquisition of Pony Express membership interest	(700,000)	(27,000)
Acquisition of Trailblazer	—	(150,000)
Acquisition of additional equity interests in Water Solutions	—	(7,600)
Issuance of related party loan	—	(270,000)
Other investing, net	(4,625)	(2,268)
Net Cash Used in Investing Activities	(769,771)	(1,099,084)
Cash Flows from Financing Activities:
Proceeds from public offering, net of offering costs	551,243	319,588
Borrowings under revolving credit facility, net	137,000	433,000
Contributions from Predecessor Entities, net	—	312,125
Distributions to unitholders	(113,260)	(46,454)
Contribution from Tallgrass Development, LP	—	27,488
Contributions from noncontrolling interests	19,303	5,429
Other financing, net	(4,161)	1,549
Net Cash Provided by Financing Activities	590,125	1,052,725
Net Change in Cash and Cash Equivalents	17,838	885
Cash and Cash Equivalents, beginning of period	867	—
Cash and Cash Equivalents, end of period	$18,705	$885

Tallgrass Energy GP, LP Financial Statements
TALLGRASS ENERGY GP, LP
CONDENSED CONSOLIDATING BALANCE SHEETS

	September 30, 2015			December 31, 2014
	TEP	Consolidating Adjustments (1)	TEGP	TEP	Consolidating Adjustments (1)	TEGP
	(in thousands)			(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$18,705	$304	$19,009	$867	$—	$867
Accounts receivable, net	52,926	—	52,926	39,768	—	39,768
Receivable from related party	—	—	—	73,393	—	73,393
Gas imbalances	862	—	862	2,442	—	2,442
Inventories	14,132	—	14,132	13,045	—	13,045
Derivative assets at fair value	218	—	218	—	—	—
Prepayments and other current assets	3,678	—	3,678	2,766	—	2,766
Total Current Assets	90,521	304	90,825	132,281	—	132,281
Property, plant and equipment, net	1,948,821	—	1,948,821	1,853,081	—	1,853,081
Goodwill	343,288	—	343,288	343,288	—	343,288
Intangible asset, net	98,502	—	98,502	104,538	—	104,538
Deferred tax asset	—	441,528	441,528	—	—	—
Deferred financing costs, net	4,496	1,618	6,114	5,528	—	5,528
Deferred charges and other assets	15,649	—	15,649	18,481	—	18,481
Total Assets	$2,501,277	$443,450	$2,944,727	$2,457,197	$—	$2,457,197
LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$19,627	$—	$19,627	$62,329	$—	$62,329
Accounts payable to related parties	3,672	(91)	3,581	3,915	—	3,915
Gas imbalances	2,629	—	2,629	3,611	—	3,611
Accrued taxes	16,624	—	16,624	3,989	—	3,989
Accrued liabilities	8,736	188	8,924	9,384	—	9,384
Deferred revenue	19,786	—	19,786	5,468	—	5,468
Other current liabilities	3,664	—	3,664	7,872	—	7,872
Total Current Liabilities	74,738	97	74,835	96,568	—	96,568
Long-term debt	696,000	148,000	844,000	559,000	—	559,000
Other long-term liabilities and deferred credits	5,461	—	5,461	6,478	—	6,478
Total Long-term Liabilities	701,461	148,000	849,461	565,478	—	565,478
Equity:
Total Partners' Capital	1,273,038	(862,132)	410,906	1,038,723	(891,857)	146,866
Noncontrolling interests	452,040	1,157,485	1,609,525	756,428	891,857	1,648,285
Total Equity	$1,725,078	$295,353	$2,020,431	$1,795,151	$—	$1,795,151
Total Liabilities and Equity	$2,501,277	$443,450	$2,944,727	$2,457,197	$—	$2,457,197

(1)	Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for TEGP.

TALLGRASS ENERGY GP, LP
CONDENSED CONSOLIDATING STATEMENTS OF INCOME

	Three Months Ended September 30, 2015			Three Months Ended September 30, 2014
	TEP	Consolidating Adjustments (1)	TEGP	TEP	Consolidating Adjustments (1)	TEGP
	(in thousands)			(in thousands)
Revenues:
Sales of natural gas, NGLs, and crude oil	$20,252	$—	$20,252	$49,130	$—	$49,130
Natural gas transportation services	29,431	—	29,431	30,745	—	30,745
Crude oil transportation services	81,928	—	81,928	—	—	—
Processing and other revenues	6,557	—	6,557	10,078	—	10,078
Total Revenues	138,168	—	138,168	89,953	—	89,953
Operating Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	18,186	—	18,186	45,767	—	45,767
Cost of transportation services (exclusive of depreciation and amortization shown below)	14,862	—	14,862	3,329	—	3,329
Operations and maintenance	14,071	—	14,071	9,961	—	9,961
Depreciation and amortization	20,802	—	20,802	10,071	—	10,071
General and administrative	11,807	514	12,321	7,448	—	7,448
Taxes, other than income taxes	5,521	—	5,521	1,797	—	1,797
Loss on sale of assets	—	—	—	—	—	—
Total Operating Costs and Expenses	85,249	514	85,763	78,373	—	78,373
Operating Income	52,919	(514)	52,405	11,580	—	11,580
Other (Expense) Income:
Interest expense, net	(3,871)	(1,111)	(4,982)	(1,058)	—	(1,058)
Other income, net	502	—	502	731	—	731
Total Other (Expense) Income	(3,369)	(1,111)	(4,480)	(327)	—	(327)
Net income before tax	49,550	(1,625)	47,925	11,253	—	11,253
Deferred income tax expense	—	(1,828)	(1,828)	—	—	—
Net income	49,550	(3,453)	46,097	11,253	—	11,253
less: Net income attributable to noncontrolling interests	(6,871)	(34,803)	(41,674)	191	(9,814)	(9,623)
Net income attributable to TEGP	$42,679	$(38,256)	$4,423	$11,444	$(9,814)	$1,630
Basic net income per Class A share			$0.09
Diluted net income per Class A share			$0.09
Basic average number of Class A shares outstanding			47,725
Diluted average number of Class A shares outstanding			47,808

(1)	Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for TEGP.

	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014
	TEP	Consolidating Adjustments (1)	TEGP	TEP	Consolidating Adjustments (1)	TEGP
	(in thousands)			(in thousands)
Revenues:
Sales of natural gas, NGLs, and crude oil	$62,132	$—	$62,132	$141,887	$—	$141,887
Natural gas transportation services	90,620	—	90,620	95,418	—	95,418
Crude oil transportation services	206,331	—	206,331	—	—	—
Processing and other revenues	26,730	—	26,730	24,747	—	24,747
Total Revenues	385,813	—	385,813	262,052	—	262,052
Operating Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	54,959	—	54,959	131,187	—	131,187
Cost of transportation services (exclusive of depreciation and amortization shown below)	39,069	—	39,069	13,734	—	13,734
Operations and maintenance	36,054	—	36,054	28,029	—	28,029
Depreciation and amortization	61,762	—	61,762	27,905	—	27,905
General and administrative	37,947	764	38,711	21,221	—	21,221
Taxes, other than income taxes	16,547	—	16,547	5,392	—	5,392
Loss on sale of assets	4,483	—	4,483	—	—	—
Total Operating Costs and Expenses	250,821	764	251,585	227,468	—	227,468
Operating Income	134,992	(764)	134,228	34,584	—	34,584
Other (Expense) Income:
Interest expense, net	(11,204)	(1,697)	(12,901)	(4,492)	—	(4,492)
Gain on remeasurement of unconsolidated investment	—	—	—	9,388	—	9,388
Equity in earnings of unconsolidated investment	—	—	—	717	—	717
Other income, net	1,983	—	1,983	2,400	—	2,400
Total Other (Expense) Income	(9,221)	(1,697)	(10,918)	8,013	—	8,013
Net income before tax	125,771	(2,461)	123,310	42,597	—	42,597
Deferred income tax expense	—	(3,600)	(3,600)	—	—	—
Net income	125,771	(6,061)	119,710	42,597	—	42,597
less: Net income attributable to noncontrolling interests	(5,874)	(99,557)	(105,431)	1,256	(37,153)	(35,897)
Net income attributable to TEGP	$119,897	$(105,618)	$14,279	$43,853	$(37,153)	$6,700
Allocation of income for the six months ended September 30, 2015:
Net income attributable to TEGP from the beginning of the period to May 11, 2015			$7,393
Net income attributable to TEGP from May 12, 2015 to September 30, 2015			6,886
Basic net income per Class A share			$0.14
Diluted net income per Class A share			$0.14
Basic average number of Class A shares outstanding			47,725
Diluted average number of Class A shares outstanding			47,812

(1)	Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for TEGP.

CONTACT:
Investor and Financial Inquiries
Nate Lien
(913) 928-6012
investor.relations@tallgrassenergylp.com

Media and Trade Inquiries
Phyllis Hammond
(913) 928-6014
media.relations@tallgrassenergylp.com